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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


BSQUARE GmbH, a German corporation

BSQUARE K. K., a Japanese corporation

BlueWater Systems, Inc., a Washington corporation

Mainbrace Corporation, a Washington corporation